Exhibit 99.1

For Immediate Release İ Global Communications İ MetLife, Inc.

METLIFE ANNOUNCES SECOND QUARTER 2020 RESULTS
NEW YORK, Aug. 5, 2020 - MetLife, Inc. (NYSE: MET) today announced its second quarter 2020 results.
Second Quarter Results Summary

•	Net income of $68 million, or $0.07 per share, compared to net income of $1.7 billion, or $1.77 per share in the second quarter of 2019.

•	Adjusted earnings of $758 million, or $0.83 per share, compared to adjusted earnings of $1.3 billion, or $1.38 per share in the second quarter 2019.

•
Adjusted earnings, excluding total notable items, of $758 million, or $0.83 per share, compared to adjusted earnings, excluding total notable items, of $1.4 billion, or $1.46 per share in the second quarter 2019.

•	Book value of $78.65 per share, up 22 percent from $64.61 per share at June 30, 2019.

•
Book value, excluding accumulated other comprehensive income (AOCI) other than foreign currency translation adjustments (FCTA), of $52.27 per share, up 11 percent from $47.09 per share at June 30, 2019.

•	Return on equity (ROE) of 0.4 percent.

•	Adjusted ROE, excluding AOCI other than FCTA, of 6.4 percent.

•	Holding company cash and liquid assets of $6.6 billion at June 30, 2020, which is above our target cash buffer of $3.0 - 4.0 billion.

“MetLife delivered solid underlying business performance in the second quarter,” said MetLife President and CEO Michel Khalaf. “The decline in our private equity portfolio was squarely within our expectations.  On underwriting, our well-diversified set of businesses provided meaningful offsets to increased claims from COVID-19. The quarter also demonstrated our ongoing commitment to consistent execution, which was evident in our strong cash generation and expense discipline."
“During these extraordinarily challenging times, our people remain committed to keeping our promises and fulfilling our obligations - to our customers, who are counting on us to be there for them; to our shareholders, who are depending on us to create long-term value; and to our communities, who are looking to us to help build a more secure, stable and equitable future.”

Second Quarter 2020 Summary

($ in millions, except per share data)	Three months ended June 30,
	2020	2019	Change
Premiums, fees and other revenues	$10,491	$12,019	(13)%
Net investment income	4,087	4,693	(13)%
Net investment gains (losses)	231	61
Net derivative gains (losses)	(710)	724
Total revenues	$14,099	$17,497	(19)%

Total adjusted revenues	$13,845	$16,454	(16)%
Adjusted premiums, fees and other revenues	$10,401	$11,900	(13)%
Adjusted premiums, fees and other revenues, excluding pension risk transfer (PRT)	$10,407	$11,344	(8)%

Net income (loss)	$68	$1,684	(96)%
Net income (loss) per share	$0.07	$1.77	(96)%

Adjusted earnings	$758	$1,319	(43)%
Adjusted earnings per share	$0.83	$1.38	(40)%
Adjusted earnings, excluding total notable items	$758	$1,389	(45)%
Adjusted earnings, excluding total notable items per share	$0.83	$1.46	(43)%

Book value per share	$78.65	$64.61	22%
Book value per share, excluding AOCI other than FCTA	$52.27	$47.09	11%

Expense ratio	21.0%	20.3%
Direct expense ratio, excluding total notable items related to direct expenses and PRT	12.4%	12.3%
Adjusted expense ratio, excluding total notable items related to other expenses and PRT	20.6%	20.0%

ROE	0.4%	11.6%
Adjusted ROE, excluding AOCI other than FCTA	6.4%	12.1%
Adjusted ROE, excluding total notable items (excludes AOCI other than FCTA)	6.4%	12.7%
MetLife reported second quarter 2020 premiums, fees and other revenues of $10.5 billion, down 13 percent over the second quarter of 2019. Adjusted premiums, fees and other revenues were $10.4 billion, down 13 percent, and down 11 percent on a constant currency basis from the prior-year period.
Net investment income was $4.1 billion, down 13 percent from the second quarter of 2019. Adjusted net investment income was $3.4 billion, down 24 percent from the prior-year period. The decline in net investment income was primarily driven by a loss in variable investment income, which reflects a one quarter reporting lag for private equity results.

Net derivative losses amounted to $710 million, or $561 million after tax during the quarter, driven by stronger equity markets and higher longer-term interest rates.
Net income was $68 million, compared to net income of $1.7 billion in the second quarter of 2019. On a per share basis, net income was $0.07, compared to net income of $1.77 in the prior-year period.
MetLife reported adjusted earnings of $758 million, down 43 percent, and down 41 percent on a constant currency basis, from the second quarter of 2019. On a per share basis, adjusted earnings were $0.83, down 40 percent from the prior-year period.

Information regarding the non-GAAP and other financial measures included in this news release and reconciliation of the non-GAAP financial measures to GAAP measures are in “Non-GAAP and Other Financial Disclosures” below and in the tables that accompany this news release.

Details about projected impacts of COVID-19 and other developments to MetLife are available under the heading “3Q20 Outlook” in MetLife’s second quarter 2020 supplemental slides, titled “2Q20 Supplemental Slides,” which are available together with MetLife’s Quarterly Financial Supplement for this period on the MetLife Investor Relations website at www.metlife.com, and in the Form 8-K furnished by MetLife to the U.S. Securities and Exchange Commission in connection with this earnings release.

Adjusted Earnings by Segment Summary*

	Three months ended June 30, 2020
Segment	Change from prior-year period	Change from prior-year period (on a constant currency basis)
U.S.	(29)%
Asia	(29)%	(27)%
Latin America	(17)%	3%
Europe, the Middle East and Africa (EMEA)	51%	59%
MetLife Holdings	(93)%
*The percentages in this table are on a reported and constant currency basis, and do not exclude notable items.

Business Discussions
All comparisons of the results for the second quarter of 2020 in the business discussions that follow are with the second quarter of 2019, unless otherwise noted. The second quarter of 2020 notable items table follows the Business Discussions section of this release.

U.S.

($ in millions)	Three months ended June 30, 2020	Three months ended June 30, 2019	Change
Adjusted earnings	$523	$732	(29)%
Adjusted premiums, fees and other revenues	$5,692	$6,731	(15)%
Adjusted premiums, fees and other revenues, excluding PRT	$5,698	$6,175	(8)%
Notable item(s)	$0	$0

•	Adjusted earnings were $523 million, down 29 percent, primarily driven by a decline in variable investment income.

•	Adjusted return on allocated equity was 18.9 percent, and adjusted return on allocated tangible equity was 21.8 percent.

•	Adjusted premiums, fees and other revenues were $5.7 billion, down 15 percent.
Group Benefits

($ in millions)	Three months ended June 30, 2020	Three months ended June 30, 2019	Change
Adjusted earnings	$248	$311	(20)%
Adjusted premiums, fees and other revenues	$4,346	$4,594	(5)%
Notable item(s)	$0	$0

•	Adjusted earnings were $248 million, down 20 percent, as volume growth and favorable non-medical health underwriting were more than offset by higher mortality.

•	Adjusted premiums, fees and other revenues were $4.3 billion, down 5 percent, primarily driven by the establishment of an unearned premium reserve and a premium credit to dental customers.

•	Sales were down 12 percent year-to-date due to lower jumbo case activity compared to the first half of 2019.

Retirement and Income Solutions

($ in millions)	Three months ended June 30, 2020	Three months ended June 30, 2019	Change
Adjusted earnings	$192	$351	(45)%
Adjusted premiums, fees and other revenues	$511	$1,220	(58)%
Adjusted premiums, fees and other revenues, excluding PRT	$517	$664	(22)%
Notable item(s)	$0	$0

•	Adjusted earnings were $192 million, down 45 percent, driven by a decline in variable investment income, partially offset by favorable underwriting, volume growth and expense margins.

•	Adjusted premiums, fees and other revenues were $511 million, down 58 percent, primarily due to lower pension risk transfer activity in the current-year period.

•	Excluding pension risk transfers, adjusted premiums, fees and other revenues were $517 million, down 22 percent, driven by lower structured settlement and institutional income annuity sales.

•	Sales were up 53 percent year-to-date, primarily driven by higher sales of stable value products.
Property & Casualty

($ in millions)	Three months ended June 30, 2020	Three months ended June 30, 2019	Change
Adjusted earnings	$83	$70	19%
Adjusted premiums, fees and other revenues	$835	$917	(9)%
Notable item(s)	$0	$0

•	Adjusted earnings were $83 million, up 19 percent, driven by favorable underwriting, partially offset by a decline in variable investment income.

•	Adjusted premiums, fees and other revenues were $835 million, down 9 percent, primarily driven by premium credits provided to our automobile customers and a higher provision for bad debt.

•	Pre-tax catastrophe losses and prior year development totaled $120 million, compared to $73 million in the prior-year period.

•	Sales were $111 million, down 31 percent, primarily driven by lower quote activity.

ASIA

($ in millions)	At or for the three months ended June 30, 2020	At or for the three months ended June 30, 2019	Change
Adjusted earnings	$256	$359	(29)%
Adjusted earnings (constant currency)	$256	$353	(27)%
Adjusted premiums, fees and other revenues	$2,018	$2,063	(2)%
Notable item(s)	$0	$0
General account assets under management (at amortized cost)	$121,429	$116,009	5%

•
Adjusted earnings were $256 million, down 29 percent, and down 27 percent on a constant currency basis, as volume growth and expense margins were more than offset by a decline in variable investment income.

•	Adjusted return on allocated equity was 7.2 percent, and adjusted return on allocated tangible equity was 10.9 percent.

•	Adjusted premiums, fees and other revenues were $2.0 billion, down 2 percent, and down 3 percent on a constant currency basis.

•	General account assets under management (at amortized cost) were $121.4 billion, up 5 percent on both a reported and constant currency basis.

•	Sales were $337 million, down 44 percent on a constant currency basis, primarily driven by lower sales in Japan.
LATIN AMERICA

($ in millions)	Three months ended June 30, 2020	Three months ended June 30, 2019	Change
Adjusted earnings	$132	$159	(17)%
Adjusted earnings (constant currency)	$132	$128	3%
Adjusted premiums, fees and other revenues	$737	$1,064	(31)%
Notable item(s)	$0	$0

•
Adjusted earnings were $132 million, down 17 percent, primarily due to foreign exchange rates. On a constant currency basis, adjusted earnings were up 3 percent as higher equity markets impacting Chilean encaje returns and favorable underwriting were partially offset by unfavorable investment margins.

•	Adjusted return on allocated equity was 17.2 percent, and adjusted return on allocated tangible equity was 28.1 percent.

•	Adjusted premiums, fees and other revenues were $737 million, down 31 percent, and down 16 percent on a constant currency basis, driven by lower annuity sales in Chile.

•	Sales were $128 million, down 32 percent on a constant currency basis, as COVID-19 and related economic challenges impacted sales across the region.

EMEA

($ in millions)	Three months ended June 30, 2020	Three months ended June 30, 2019	Change
Adjusted earnings	$116	$77	51%
Adjusted earnings (constant currency)	$116	$73	59%
Adjusted premiums, fees and other revenues	$660	$669	(1)%
Notable item(s)	$0	$0

•	Adjusted earnings were $116 million, up 51 percent, and up 59 percent on a constant currency basis, primarily driven by favorable underwriting and expense margins.

•	Adjusted return on allocated equity was 16.3 percent, and adjusted return on allocated tangible equity was 28.6 percent.

•	Adjusted premiums, fees and other revenues were $660 million, down 1 percent, and up 2 percent on a constant currency basis.

•	Sales were $193 million, down 11 percent on a constant currency basis.
METLIFE HOLDINGS

($ in millions)	Three months ended June 30, 2020	Three months ended June 30, 2019	Change
Adjusted earnings	$20	$299	(93)%
Adjusted premiums, fees and other revenues	$1,208	$1,275	(5)%
Notable item(s)	$0	$0

•	Adjusted earnings were $20 million, down 93 percent, driven primarily by a decline in variable investment income and unfavorable underwriting margins driven by higher mortality.

•	Adjusted return on allocated equity was 0.8 percent, and adjusted return on allocated tangible equity was 1.1 percent.

•	Adjusted premiums, fees and other revenues were $1.2 billion, down 5 percent.
CORPORATE & OTHER

($ in millions)	Three months ended June 30, 2020	Three months ended June 30, 2019	Change
Adjusted earnings	$(289)	$(307)
Notable item(s)	$0	$(70)

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Corporate & Other had an adjusted loss of $289 million, compared to an adjusted loss of $307 million in the second quarter of 2019. The notable item in the prior-year period is related to the company's recently completed cost saving initiative.

INVESTMENTS

($ in millions)	Three months ended June 30, 2020	Three months ended June 30, 2019	Change
Adjusted net investment income	$3,444	$4,554	(24)%

•
Adjusted net investment income was $3.4 billion, down 24 percent. Variable investment income was a loss of $555 million, compared to income of $334 million in the second quarter of 2019. The loss was driven by private equity performance.

SECOND QUARTER 2020 NOTABLE ITEMS

($ in millions)	Adjusted Earnings
Three months ended June 30, 2020
Notable Items	U.S.			Asia	Latin America	EMEA	MetLife Holdings	Corporate & Other	Total
	Group Benefits	Retirement and Income Solutions	Property & Casualty
Total notable items	$0	$0	$0	$0	$0	$0	$0	$0	$0

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Contacts:     For Media:        Ashia Razzaq    (212) 578-1538
For Investors:         John Hall (347) 401-3404

About MetLife
MetLife, Inc. (NYSE: MET), through its subsidiaries and affiliates (MetLife), is one of the world's leading financial services companies, providing insurance, annuities, employee benefits and asset management to help its individual and institutional customers navigate their changing world. Founded in 1868, MetLife has operations in more than 40 markets globally and holds leading positions in the United States, Japan, Latin America, Asia, Europe and the Middle East. For more information, visit www.metlife.com.
Conference Call
MetLife will hold its second quarter 2020 earnings conference call and audio webcast on Thursday, August 6, 2020, from 9-10 a.m. (ET). The conference call will be available live via telephone and the internet. To listen via telephone, dial 844-291-6362 (U.S.) or 234-720-6995 (outside the U.S.). The participant access code is 2510803. To listen to the conference call via the internet, visit www.metlife.com through a link on the Investor Relations page. Those who want to listen to the call via telephone or the internet should dial in or go to the website at least 15 minutes prior to the call to register, and/or download and install any necessary audio software.
The conference call will be available for replay via telephone and the internet beginning at 11:00 a.m. (ET) on Thursday, August 6, 2020, until Thursday, August 13, 2020, at 11:59 p.m. (ET). To listen to a replay of the conference call via telephone, dial 866-207-1041 (U.S.) or 402-970-0847 (outside the U.S.). The access code for the replay is 3537992. To access the replay of the conference call over the internet, visit the above-mentioned website.

Non-GAAP and Other Financial Disclosures

Any references in this news release (except in this section and the tables that accompany this release) to:		should be read as, respectively:

(i)	net income (loss);	(i)	net income (loss) available to MetLife, Inc.’s common shareholders;
(ii)	net income (loss) per share;	(ii)	net income (loss) available to MetLife, Inc.’s common shareholders per diluted common share;
(iii)	adjusted earnings;	(iii)	adjusted earnings available to common shareholders;
(iv)	adjusted earnings per share;	(iv)	adjusted earnings available to common shareholders per diluted common share;
(v)	book value per share;	(v)	book value per common share;
(vi)	book value per share, excluding AOCI other than FCTA;	(vi)	book value per common share, excluding AOCI other than FCTA;
(vii)	book value per share-tangible common stockholders’ equity;	(vii)	book value per common share-tangible common stockholders’ equity;
(viii)	premiums, fees and other revenues;	(viii)	premiums, fees and other revenues (adjusted);
(ix)	return on equity;	(ix)	return on MetLife, Inc.’s common stockholders’ equity;
(x)	adjusted return on equity, excluding AOCI other than FCTA;	(x)	adjusted return on MetLife, Inc.’s common stockholders’ equity, excluding AOCI other than FCTA;
(xi)	adjusted tangible return on equity.	(xi)	adjusted return on MetLife, Inc.’s tangible common stockholders’ equity.
In this news release, MetLife presents certain measures of its performance on a consolidated and segment basis that are not calculated in accordance with accounting principles generally accepted in the United States of America (GAAP). MetLife believes that these non-GAAP financial measures enhance the understanding of MetLife’s performance by highlighting the results of operations and the underlying profitability drivers of the business. Segment-specific financial measures are calculated using only the portion of consolidated results attributable to that specific segment.

The following non-GAAP financial measures should not be viewed as substitutes for the most directly comparable financial measures calculated in accordance with GAAP:

Non-GAAP financial measures:		Comparable GAAP financial measures:

(i)	total adjusted revenues;	(i)	total revenues;
(ii)	total adjusted expenses;	(ii)	total expenses;
(iii)	adjusted premiums, fees and other revenues;	(iii)	premiums, fees and other revenues;
(iv)	adjusted premiums, fees and other revenues, excluding PRT;	(iv)	premiums, fees and other revenues;
(v)	adjusted earnings;	(v)	income (loss) from continuing operations, net of income tax;
(vi)	adjusted net investment income;	(vi)	net investment income;
(vii)	adjusted capitalization of deferred policy acquisition costs (DAC);	(vii)	capitalization of DAC;
(viii)	adjusted earnings available to common shareholders;	(viii)	net income (loss) available to MetLife, Inc.’s common shareholders;
(ix)	adjusted earnings available to common shareholders, excluding total notable items;	(ix)	net income (loss) available to MetLife, Inc.’s common shareholders;
(x)	adjusted earnings available to common shareholders per diluted common share;	(x)	net income (loss) available to MetLife, Inc.’s common shareholders per diluted common share;
(xi)	adjusted earnings available to common shareholders, excluding total notable items, per diluted common share;	(xi)	net income (loss) available to MetLife, Inc.’s common shareholders per diluted common share;
(xii)	adjusted return on equity;	(xii)	return on equity;
(xiii)	adjusted return on equity, excluding AOCI other than FCTA;	(xiii)	return on equity;
(xiv)	adjusted return on equity, excluding total notable items (excludes AOCI other than FCTA);	(xiv)	return on equity;
(xv)	adjusted tangible return on equity;	(xv)	return on equity;
(xvi)	investment portfolio gains (losses);	(xvi)	net investment gains (losses);
(xvii)	derivative gains (losses);	(xvii)	net derivative gains (losses);
(xviii)	total MetLife, Inc.’s tangible common stockholders’ equity;	(xviii)	total MetLife, Inc.’s stockholders’ equity;
(xix)	total MetLife, Inc.’s tangible common stockholders’ equity, excluding total notable items;	(xix)	total MetLife, Inc.’s stockholders’ equity;
(xx)	total MetLife, Inc.’s common stockholders’ equity, excluding AOCI other than FCTA;	(xx)	total MetLife, Inc.’s stockholders’ equity;
(xxi)	total MetLife, Inc.’s common stockholders’ equity, excluding total notable items (excludes AOCI other than FCTA);	(xxi)	total MetLife, Inc.’s stockholders’ equity;
(xxii)	book value per common share, excluding AOCI other than FCTA;	(xxii)	book value per common share;
(xxiii)	book value per common share - tangible common stockholders' equity;	(xxiii)	book value per common share;

(xxiv)	free cash flow of all holding companies;	(xxiv)	MetLife, Inc. (parent company only) net cash provided by (used in) operating activities;
(xxv)	adjusted other expenses;	(xxv)	other expenses;
(xxvi)	adjusted other expenses, net of adjusted capitalization of DAC;	(xxvi)	other expenses, net of capitalization of DAC;
(xxvii)	adjusted other expenses, net of adjusted capitalization of DAC, excluding total notable items related to adjusted other expenses;	(xxvii)	other expenses, net of capitalization of DAC;
(xxviii)	adjusted expense ratio;	(xxviii)	expense ratio;
(xxix)	adjusted expense ratio, excluding total notable items related to adjusted other expenses and PRT;	(xxix)	expense ratio;
(xxx)	direct expenses;	(xxx)	other expenses;
(xxxi)	direct expenses, excluding total notable items related to direct expenses;	(xxxi)	other expenses;
(xxxii)	direct expense ratio; and	(xxxii)	expense ratio; and
(xxxiii)	direct expense ratio, excluding total notable items related to direct expenses and PRT.	(xxxiii)	expense ratio.

Any of these financial measures shown on a constant currency basis reflect the impact of changes in foreign currency exchange rates and are calculated using the average foreign currency exchange rates for the most recent period and applied to the comparable prior period.
Reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures are included in this earnings news release and in this period’s quarterly financial supplement, which is available at www.metlife.com.
MetLife’s definitions of non-GAAP and other financial measures discussed in this news release may differ from those used by other companies:
Adjusted earnings and related measures

•	adjusted earnings;

•	adjusted earnings available to common shareholders;

•	adjusted earnings available to common shareholders on a constant currency basis;

•	adjusted earnings available to common shareholders, excluding total notable items;

•	adjusted earnings available to common shareholders, excluding total notable items, on a constant currency basis;

•	adjusted earnings available to common shareholders per diluted common share;

•	adjusted earnings available to common shareholders on a constant currency basis per diluted common share;

•	adjusted earnings available to common shareholders, excluding total notable items per diluted common share; and

•	adjusted earnings available to common shareholders, excluding total notable items, on a constant currency basis per diluted common share.

These measures are used by management to evaluate performance and allocate resources. Consistent with GAAP guidance for segment reporting, adjusted earnings and components of, or other financial measures based on, adjusted earnings are also MetLife’s GAAP measures of segment performance. Adjusted earnings and other financial measures based on adjusted earnings are also the measures by which MetLife senior management’s and many other employees’ performance is evaluated for the purposes of determining their compensation under applicable compensation plans. Adjusted earnings and other financial measures based on adjusted earnings allow analysis of MetLife's performance relative to its Business Plan and facilitate comparisons to industry results.
Adjusted earnings is defined as adjusted revenues less adjusted expenses, net of income tax. Adjusted loss is defined as negative adjusted earnings. Adjusted earnings available to common shareholders is defined as adjusted earnings less preferred stock dividends.
Adjusted revenues and adjusted expenses
These financial measures, along with the related adjusted premiums, fees and other revenues, focus on our primary businesses principally by excluding the impact of market volatility, which could distort trends, and revenues and costs related to non-core products and certain entities required to be consolidated under GAAP. Also, these measures exclude results of discontinued operations under GAAP and other businesses that have been or will be sold or exited by MetLife but do not meet the discontinued operations criteria under GAAP and are referred to as divested businesses. Divested businesses also include the net impact of transactions with exited businesses that have been eliminated in consolidation under GAAP and costs relating to businesses that have been or will be sold or exited by MetLife that do not meet the criteria to be included in results of discontinued operations under GAAP.

Adjusted revenues also excludes net investment gains (losses) (NIGL) and net derivative gains (losses) (NDGL). Adjusted expenses also excludes goodwill impairments.
The following additional adjustments are made to revenues, in the line items indicated, in calculating adjusted revenues:

•
Universal life and investment-type product policy fees excludes the amortization of unearned revenue related to NIGL and NDGL (Unearned revenue adjustments) and certain variable annuity guaranteed minimum income benefits (GMIB) fees (GMIB fees);

•
Net investment income: (i) includes adjustments for earned income on derivatives and amortization of premium on derivatives that are hedges of investments or that are used to replicate certain investments but do not qualify for hedge accounting treatment (Investment hedge adjustments), (ii) excludes post-tax adjusted earnings adjustments relating to insurance joint ventures accounted for under the equity method (Operating joint venture adjustments), (iii) excludes certain amounts related to contractholder-directed equity securities (Unit-linked contract income), (iv) excludes certain amounts related to securitization entities that are variable interest entities (VIEs) consolidated under GAAP (Securitization entities income); and (v) includes distributions of profits from certain other limited partnership interests that were previously accounted for under the cost method, but are now accounted for at estimated fair value, where the change in estimated fair value is recognized in NIGL under GAAP (Certain partnership distributions); and

•	Other revenues is adjusted for settlements of foreign currency earnings hedges and excludes fees received in association with services provided under transition service agreements (TSA fees).

The following additional adjustments are made to expenses, in the line items indicated, in calculating adjusted expenses:

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Policyholder benefits and claims and policyholder dividends excludes: (i) amortization of basis adjustments associated with de-designated fair value hedges of future policy benefits (PBC hedge adjustments), (ii) changes in the policyholder dividend obligation related to NIGL and NDGL (PDO adjustments), (iii) inflation-indexed benefit adjustments associated with contracts backed by inflation-indexed investments and amounts associated with periodic crediting rate adjustments based on the total return of a contractually referenced pool of assets and other pass-through adjustments (Inflation and pass-through adjustments), (iv) benefits and hedging costs related to GMIBs (GMIB costs), and (v) market value adjustments associated with surrenders or terminations of contracts (Market value adjustments);

•
Interest credited to policyholder account balances includes adjustments for earned income on derivatives and amortization of premium on derivatives that are hedges of policyholder account balances but do not qualify for hedge accounting treatment (PAB hedge adjustments) and excludes certain amounts related to net investment income earned on contractholder-directed equity securities (Unit-linked contract costs);

•	Amortization of DAC and value of business acquired (VOBA) excludes amounts related to: (i) NIGL and NDGL, (ii) GMIB fees and GMIB costs and (iii) Market value adjustments;

•	Amortization of negative VOBA excludes amounts related to Market value adjustments;

•	Interest expense on debt excludes certain amounts related to securitization entities that are VIEs consolidated under GAAP (Securitization entities debt expense); and

•
Other expenses excludes: (i) noncontrolling interests, (ii) implementation of new insurance regulatory requirements costs (Regulatory implementation costs), and (iii) acquisition, integration and other costs. Other expenses includes TSA fees.

Adjusted earnings also excludes the recognition of certain contingent assets and liabilities that could not be recognized at acquisition or adjusted for during the measurement period under GAAP business combination accounting guidance.
The tax impact of the adjustments mentioned above are calculated net of the U.S. or foreign statutory tax rate, which could differ from MetLife’s effective tax rate. Additionally, the provision for income tax (expense) benefit also includes the impact related to the timing of certain tax credits, as well as certain tax reforms.

Investment portfolio gains (losses) and derivative gains (losses)
These are measures of investment and hedging activity. Investment portfolio gains (losses) principally excludes amounts that are reported within net investment gains (losses) but do not relate to the performance of the investment portfolio, such as gains (losses) on sales and divestitures of businesses and goodwill impairment. Derivative gains (losses) principally excludes earned income on derivatives and amortization of premium on derivatives, where such derivatives are either hedges of investments or are used to replicate certain investments, and where such derivatives do not qualify for hedge accounting. This earned income and amortization of premium is reported within adjusted earnings and not within derivative gains (losses).
Return on equity, allocated equity, tangible equity and related measures

•
Total MetLife, Inc.’s common stockholders’ equity, excluding AOCI other than FCTA: total MetLife, Inc.’s common stockholders’ equity, excluding the net unrealized investment gains (losses) and defined benefit plans adjustment components of AOCI, net of income tax.

•
Total MetLife, Inc.’s common stockholders’ equity, excluding total notable items (excludes AOCI other than FCTA): total MetLife, Inc.’s common stockholders’ equity, excluding the net unrealized investment gains (losses), defined benefit plans adjustment components of AOCI and total notable items, net of income tax.

•	Return on MetLife, Inc.’s common stockholders’ equity: net income (loss) available to MetLife, Inc.’s common shareholders divided by MetLife, Inc.’s average common stockholders’ equity.

•	Adjusted return on MetLife, Inc.'s common stockholders' equity: adjusted earnings available to common shareholders divided by MetLife, Inc.'s average common stockholders' equity.

•
Adjusted return on MetLife, Inc.'s common stockholders' equity, excluding AOCI other than FCTA: adjusted earnings available to common shareholders divided by MetLife, Inc.'s average common stockholders' equity, excluding AOCI other than FCTA.

•
Adjusted return on MetLife, Inc.'s common stockholders' equity, excluding total notable items (excludes AOCI other than FCTA): adjusted earnings available to common shareholders, excluding total notable items, divided by MetLife, Inc.'s average common stockholders' equity, excluding total notable items (excludes AOCI other than FCTA).

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Allocated equity: portion of MetLife, Inc.’s common stockholders’ equity that management allocates to each of its segments and sub-segments based on local capital requirements and economic capital. Economic capital is an internally developed risk capital model, the purpose of which is to measure the risk in the business and to provide a basis upon which capital is deployed. MetLife management periodically reviews this model to ensure that it remains consistent with emerging industry practice standards and the local capital requirements; allocated equity may be adjusted if warranted by such review. Allocated equity excludes the impact of AOCI other than FCTA.

•	Adjusted return on allocated equity: adjusted earnings available to common shareholders divided by allocated equity.

The above measures represent a level of equity consistent with the view that, in the ordinary course of business, MetLife does not plan to sell most investments for the sole purpose of realizing gains or losses. Also, refer to the utilization of adjusted earnings and components of, or other financial measures based on, adjusted earnings mentioned above.

•
Total MetLife, Inc.’s tangible common stockholders’ equity or tangible equity: total MetLife, Inc.’s common stockholders’ equity, excluding AOCI other than FCTA, reduced by the impact of goodwill, value of distribution agreements (VODA) and value of customer relationships acquired (VOCRA), all net of income tax.

•
Total MetLife, Inc.’s tangible common stockholders’ equity, adjusted for total notable items: total MetLife, Inc.’s common stockholders’ equity, excluding AOCI other than FCTA, reduced by the impact of goodwill, value of distribution agreements (VODA), value of customer relationships acquired (VOCRA) and total notable items, all net of income tax.

•
Adjusted return on MetLife, Inc.'s tangible common stockholders' equity: adjusted earnings available to common shareholders, excluding amortization of VODA and VOCRA, net of income tax, divided by MetLife, Inc.'s average tangible common stockholders' equity.

•	Allocated tangible equity: allocated equity reduced by the impact of goodwill, VODA and VOCRA, all net of income tax.

•	Adjusted return on allocated tangible equity: adjusted earnings available to common shareholders, excluding amortization of VODA and VOCRA, net of income tax, divided by allocated tangible equity.
The above measures are, when considered in conjunction with regulatory capital ratios, a measure of capital adequacy.
Expense ratio, direct expense ratio, adjusted expense ratio and related measures

•	Expense ratio: other expenses, net of capitalization of DAC, divided by premiums, fees and other revenues.

•	Direct expense ratio: adjusted direct expenses, divided by adjusted premiums, fees and other revenues.

•
Direct expense ratio, excluding total notable items related to direct expenses and PRT: adjusted direct expenses, excluding total notable items related to direct expenses, divided by adjusted premiums, fees and other revenues, excluding PRT.

•	Adjusted expense ratio: adjusted other expenses, net of adjusted capitalization of DAC, divided by adjusted premiums, fees and other revenues.

•
Adjusted expense ratio, excluding total notable items related to adjusted other expenses and PRT: adjusted other expenses, net of adjusted capitalization of DAC, excluding total notable items related to adjusted other expenses, divided by adjusted premiums, fees and other revenues, excluding PRT.

General account (GA) assets under management (GA AUM) and related measures
GA AUM is used by MetLife to describe assets in its GA investment portfolio which are actively managed and stated at estimated fair value. GA AUM is comprised of GA total investments and cash and cash equivalents, excluding policy loans, contractholder-directed equity securities, fair value option securities and certain other invested assets, as substantially all of these assets are not actively managed in MetLife’s GA investment portfolio. Mortgage loans (including commercial, agricultural and residential) and real estate and real estate joint ventures included in GA AUM (at net asset value, net of deduction for encumbering debt) have been adjusted from carrying value to estimated fair value. At the segment level, intersegment balances (intercompany activity, primarily related to investments in subsidiaries, that eliminate at the MetLife consolidated level) are excluded from GA AUM.
GA AUM (at amortized cost) excludes the following adjustments: (i) unrealized gain (loss) on investments carried at estimated fair value and (ii) adjustments from carrying value to estimated fair value on mortgage loans (including commercial, agricultural and residential) and real estate and real estate joint ventures. GA AUM (at amortized cost) is presented net of related allowance for credit loss.

Statistical sales information:

•	U.S.:

▪	Group Benefits: calculated using 10% of single premium deposits and 100% of annualized full-year premiums and fees from recurring premium policy sales of all products.

▪
Retirement and Income Solutions: calculated using 10% of single premium deposits and 100% of annualized full-year premiums and fees only from recurring premium policy sales of specialized benefit resources and corporate-owned life insurance.

▪	Property & Casualty: calculated based on first year direct written premium, net of cancellation and endorsement activity.

•
Latin America, Asia and EMEA: calculated using 10% of single-premium deposits (mainly from retirement products such as variable annuity, fixed annuity and pensions), 20% of single-premium deposits from credit insurance and 100% of annualized full-year premiums and fees from recurring-premium policy sales of all products (mainly from risk and protection products such as individual life, accident & health and group).

Sales statistics do not correspond to revenues under GAAP, but are used as relevant measures of business activity.
The following additional information is relevant to an understanding of MetLife’s performance results and outlook:

•
Volume growth, as discussed in the context of business growth, is the period over period percentage change in adjusted earnings available to common shareholders attributable to adjusted premiums, fees and other revenues and assets under management levels, applying a model in which certain margins and factors are held constant. The most significant of such items are underwriting margins, investment margins, changes in equity market performance, expense margins and the impact of changes in foreign currency exchange rates.

•
MetLife uses a measure of free cash flow to facilitate an understanding of its ability to generate cash for reinvestment into its businesses or use in non-mandatory capital actions. MetLife defines free cash flow as the sum of cash available at MetLife’s holding companies from dividends from operating subsidiaries, expenses and other net flows of the holding companies (including capital contributions to subsidiaries), and net contributions from debt to be at or below target leverage ratios. This measure of free cash flow is prior to capital actions, such as common stock dividends and repurchases, debt reduction and mergers and acquisitions. Free cash flow should not be viewed as a substitute for net cash provided by (used in) operating activities calculated in accordance with GAAP. The free cash flow ratio is typically expressed as a percentage of annual adjusted earnings available to common shareholders.

•
Notable items represent a positive (negative) impact to adjusted earnings available to common shareholders. Notable items reflect the unexpected impact of events that affect MetLife’s results, but that were unknown and that MetLife could not anticipate when it devised its Business Plan. Notable items also include certain items regardless of the extent anticipated in the Business Plan, to help investors have a better understanding of MetLife's results and to evaluate and forecast those results.

•
We refer to observable forward yield curves as of a particular date in connection with making our estimates for future results. The observable forward yield curves at a given time are based on implied future interest rates along a range of interest rate durations. This includes the 10-year U.S. Treasury rate which we use as a benchmark rate to describe longer-term interest rates used in our estimates for future results.

Forward-Looking Statements
This news release may contain or incorporate by reference information that includes or is based upon forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements give expectations or forecasts of future events. These statements can be identified by the fact that they do not relate strictly to historical or current facts. They use words and terms such as "3Q," “anticipate,” "assuming," “believe,” “estimate,” “confident,” “continue,” “expect,” “target,” “hypothetical,” “long-term,” “managing,” “navigate,” “ongoing,” “outlook,” “position,” “remain,” “return,” “second half of the year,” “should,” “third quarter,” “well-positioned,” and other words and terms of similar meaning, in each of their forms of speech, or that are tied to future periods, in connection with a discussion of future performance. In particular, these include statements relating to future actions, prospective services or products, future performance or results of current and anticipated services or products, sales efforts, expenses, the outcome of contingencies such as legal proceedings, trends in operations and financial results.

Many factors will be important in determining the results of MetLife, Inc., its subsidiaries and affiliates. Forward-looking statements are based on our assumptions and current expectations, which may be inaccurate, and on the current economic environment, which may change. These statements are not guarantees of future performance. They involve a number of risks and uncertainties that are difficult to predict. Results could differ materially from those expressed or implied in the forward-looking statements. Risks, uncertainties, and other factors that might cause such differences include the risks, uncertainties and other factors identified in MetLife, Inc.’s filings with the U.S. Securities and Exchange Commission. These factors include: (1) the course of the COVID-19 pandemic and responses to it, which may also precipitate or exacerbate the remaining risks; (2) difficult economic conditions, including risks relating to interest rates, credit spreads, equity, real estate, obligors and counterparties, currency exchange rates, derivatives, and terrorism and security; (3) adverse global capital and credit market conditions, which may affect our ability to meet liquidity needs and access capital, including through credit facilities; (4) downgrades in our claims paying ability, financial strength or credit ratings; (5) availability and effectiveness of reinsurance, hedging or indemnification arrangements; (6) increasing cost and limited market capacity for statutory life insurance reserve financings; (7) the impact on us of changes to and implementation of the wide variety of laws and regulations to which we are subject; (8) regulatory, legislative or tax changes relating to our operations that may affect the cost of, or demand for, our products or services; (9) adverse results or other consequences from litigation, arbitration or regulatory investigations; (10) legal, regulatory and other restrictions affecting MetLife, Inc.’s ability to pay dividends and repurchase common stock; (11) MetLife, Inc.’s primary reliance, as a holding company, on dividends from subsidiaries to meet free cash flow targets and debt payment obligations and the applicable regulatory restrictions on the ability of the subsidiaries to pay such dividends; (12) investment losses, defaults and volatility; (13) potential liquidity and other risks resulting from our participation in a securities lending program and other transactions; (14) changes to securities and investment valuations, allowances and impairments taken on investments, and methodologies, estimates and assumptions;

(15) differences between actual claims experience and underwriting and reserving assumptions; (16) political, legal, operational, economic and other risks relating to our global operations; (17) competitive pressures, including with respect to pricing, entry of new competitors, consolidation of distributors, the development of new products by new and existing competitors, and for personnel; (18) the impact of technological changes on our businesses; (19) catastrophe losses; (20) a deterioration in the experience of the closed block established in connection with the reorganization of Metropolitan Life Insurance Company; (21) impairment of goodwill or other long-lived assets, or the establishment of a valuation allowance against our deferred income tax asset; (22) changes in assumptions related to deferred policy acquisition costs, deferred sales inducements or value of business acquired; (23) exposure to losses related to guarantees in certain products; (24) ineffectiveness of risk management policies and procedures or models; (25) a failure in cybersecurity systems or other information security systems or disaster recovery plans; (26) any failure to protect the confidentiality of client information; (27) changes in accounting standards; (28) associates taking excessive risks; (29) difficulties in or complications from marketing and distributing products through our distribution channels; (30) increased expenses relating to pension and other postretirement benefit plans; (31) inability to protect our intellectual property rights or claims of infringement of others’ intellectual property rights; (32) difficulties, unforeseen liabilities, asset impairments, or rating agency actions arising from business acquisitions and dispositions, joint ventures, or other legal entity reorganizations; (33) unanticipated or adverse developments that could harm our expected operational or other benefits from the separation of Brighthouse Financial, Inc. and its subsidiaries; (34) the possibility that MetLife, Inc.’s Board of Directors may influence the outcome of stockholder votes through the voting provisions of the MetLife Policyholder Trust; (35) provisions of laws and our incorporation documents that may delay, deter or prevent takeovers and corporate combinations involving MetLife; and (36) other risks and uncertainties described from time to time in MetLife, Inc.’s filings with the U.S. Securities and Exchange Commission.

MetLife, Inc. does not undertake any obligation to publicly correct or update any forward-looking statement if MetLife, Inc. later becomes aware that such statement is not likely to be achieved. Please consult any further disclosures MetLife, Inc. makes on related subjects in reports to the U.S. Securities and Exchange Commission.

MetLife, Inc.
GAAP Interim Condensed Consolidated Statements of Operations
(Unaudited)
(In millions)

	For the Three Months Ended
	June 30,
	2020	2019
Revenues
Premiums	$8,736	$10,129
Universal life and investment-type product policy fees	1,299	1,412
Net investment income	4,087	4,693
Other revenues	456	478
Net investment gains (losses)	231	61
Net derivative gains (losses)	(710)	724
Total revenues	14,099	17,497

Expenses
Policyholder benefits and claims	8,667	9,993
Interest credited to policyholder account balances	1,962	1,515
Policyholder dividends	290	302
Capitalization of DAC	(671)	(837)
Amortization of DAC and VOBA	560	689
Amortization of negative VOBA	(10)	(10)
Interest expense on debt	232	274
Other expenses	2,872	3,274
Total expenses	13,902	15,200

Income (loss) from continuing operations before provision for income tax	197	2,297
Provision for income tax expense (benefit)	47	551
Income (loss) from continuing operations, net of income tax	150	1,746
Income (loss) from discontinued operations, net of income tax	—	—
Net income (loss)	150	1,746
Less: Net income (loss) attributable to noncontrolling interests	5	5
Net income (loss) attributable to MetLife, Inc.	145	1,741
Less: Preferred stock dividends	77	57
Net income (loss) available to MetLife, Inc.'s common shareholders	$68	$1,684

See footnotes on last page.

MetLife, Inc.
(Unaudited)
(In millions, except per share data)

	For the Three Months Ended
	June 30,
	2020		2019
Reconciliation to Adjusted Earnings Available to Common Shareholders		Earnings Per Weighted Average Common Share Diluted (1)		Earnings Per Weighted Average Common Share Diluted (1)
Net income (loss) available to MetLife, Inc.'s common shareholders	$68	$0.07	$1,684	$1.77

Adjustments from net income (loss) available to common shareholders to adjusted earnings available to common shareholders:
Less: Net investment gains (losses)	231	0.25	61	0.06
Net derivative gains (losses)	(710)	(0.78)	724	0.76
Premiums	20	0.02	—	—
Universal life and investment-type product policy fees	31	0.03	48	0.05
Net investment income	643	0.71	139	0.16
Other revenues	39	0.04	71	0.07
Policyholder benefits and claims and policyholder dividends	(244)	(0.27)	(112)	(0.12)
Interest credited to policyholder account balances	(801)	(0.87)	(251)	(0.26)
Capitalization of DAC	2	—	—	—
Amortization of DAC and VOBA	8	0.01	8	0.01
Amortization of negative VOBA	—	—	—	—
Interest expense on debt	—	—	—	—
Other expenses	(55)	(0.06)	(82)	(0.09)
Goodwill impairment	—	—	—	—
Provision for income tax (expense) benefit	151	0.17	(236)	(0.24)
Income (loss) from discontinued operations, net of income tax	—	—	—	—
Add: Net income (loss) attributable to noncontrolling interests	5	0.01	5	0.01
Adjusted earnings available to common shareholders	758	0.83	1,319	1.38
Less: Total notable items (2)	—	—	(70)	(0.07)
Adjusted earnings available to common shareholders, excluding total notable items (2)	$758	$0.83	$1,389	$1.46

Adjusted earnings available to common shareholders on a constant currency basis	$758	$0.83	$1,278	$1.34
Adjusted earnings available to common shareholders, excluding total notable items, on a constant currency basis (2)	$758	$0.83	$1,348	$1.41

Weighted average common shares outstanding - diluted		913.1		952.9

See footnotes on last page.

MetLife, Inc.
(Unaudited)
(In millions)

	For the Three Months Ended
	June 30,
	2020	2019
Premiums, Fees and Other Revenues
Premiums, fees and other revenues	$10,491	$12,019
Less: Unearned revenue adjustments	5	20
GMIB fees	25	28
Settlement of foreign currency earnings hedges	—	2
TSA fees	39	69
Divested businesses	21	—
Adjusted premiums, fees and other revenues	$10,401	$11,900

Adjusted premiums, fees and other revenues, on a constant currency basis	$10,401	$11,708
Less: Pension risk transfer (PRT) (3)	(6)	556
Adjusted premiums, fees and other revenues, excluding PRT, on a constant currency basis	$10,407	$11,152

Net Investment Income (4)
Net investment income	$4,087	$4,693
Less: Investment hedge adjustments	(188)	(118)
Operating joint venture adjustments	—	—
Unit-linked contract income	818	261
Securitization entities income	—	—
Certain partnership distributions	(1)	(4)
Divested businesses	14	—
Adjusted net investment income	$3,444	$4,554

Revenues and Expenses
Total revenues	$14,099	$17,497
Less: Net investment gains (losses)	231	61
Less: Net derivative gains (losses)	(710)	724
Less: Adjustments related to net investment gains (losses) and net derivative gains (losses)	5	20
Less: Other adjustments to revenues:
GMIB fees	25	28
Investment hedge adjustments	(188)	(118)
Operating joint venture adjustments	—	—
Unit-linked contract income	818	261
Securitization entities income	—	—
Certain partnership distributions	(1)	(4)
Settlement of foreign currency earnings hedges	—	2
TSA fees	39	69
Divested businesses	35	—
Total adjusted revenues	$13,845	$16,454

Total expenses	$13,902	$15,200
Less: Adjustments related to net investment gains (losses) and net derivative gains (losses)	(6)	(5)
Less: Goodwill impairment	—	—
Less: Other adjustments to expenses:
PBC hedge adjustments	9	—
Inflation and pass-through adjustments	106	84
GMIB costs and amortization of DAC and VOBA related to GMIB fees and GMIB costs	85	36
Market value adjustments and amortization of DAC, VOBA and negative VOBA related to market value adjustments	21	(11)
PAB hedge adjustments	(2)	(6)
Unit-linked contract costs	796	257
Securitization entities debt expense	—	—
Noncontrolling interest	(7)	(6)
Regulatory implementation costs	—	7
Acquisition, integration and other costs	—	6
TSA fees	39	69
Divested businesses	49	6
Total adjusted expenses	$12,812	$14,763

See footnotes on last page.

MetLife, Inc.
(Unaudited)
(In millions, except per share and ratio data)

	For the Three Months Ended
	June 30,
	2020	2019
Expense Detail and Ratios

Reconciliation of Capitalization of DAC to Adjusted Capitalization of DAC
Capitalization of DAC	$(671)	$(837)
Less: Divested businesses	(2)	—
Adjusted capitalization of DAC	$(669)	$(837)

Reconciliation of Other Expenses to Adjusted Other Expenses
Other expenses	$2,872	$3,274
Less: Noncontrolling interest	(7)	(6)
Less: Regulatory implementation costs	—	7
Less: Acquisition, integration and other costs	—	6
Less: TSA fees	39	69
Less: Divested businesses	23	6
Adjusted other expenses	$2,817	$3,192

Other Detail and Ratios
Other expenses	$2,872	$3,274
Capitalization of DAC	(671)	(837)
Other expenses, net of capitalization of DAC	$2,201	$2,437

Premiums, fees and other revenues	$10,491	$12,019

Expense ratio	21.0%	20.3%

Direct expenses	$1,287	$1,485
Less: Total notable items related to direct expenses (2)	—	88
Direct expenses, excluding total notable items related to direct expenses (2)	$1,287	$1,397

Adjusted other expenses	$2,817	$3,192
Adjusted capitalization of DAC	(669)	(837)
Adjusted other expenses, net of adjusted capitalization of DAC	2,148	2,355
Less: Total notable items related to adjusted other expenses (2)	—	88
Adjusted other expenses, net of adjusted capitalization of DAC, excluding total notable items related to adjusted other expenses (2)	$2,148	$2,267

Adjusted premiums, fees and other revenues	$10,401	$11,900
Less: PRT	(6)	556
Adjusted premiums, fees and other revenues, excluding PRT	$10,407	$11,344

Direct expense ratio	12.4%	12.5%
Direct expense ratio, excluding total notable items related to direct expenses and PRT (2)	12.4%	12.3%
Adjusted expense ratio	20.7%	19.8%
Adjusted expense ratio, excluding total notable items related to adjusted other expenses and PRT (2)	20.6%	20.0%

See footnotes on last page.

MetLife, Inc.
(Unaudited)
(In millions, except per share data)
	For the Three Months Ended
	June 30,
Equity Details	2020	2019
Total MetLife, Inc.'s stockholders' equity	$75,693	$63,811
Less: Preferred stock	4,312	3,340
MetLife, Inc.'s common stockholders' equity	71,381	60,471
Less: Net unrealized investment gains (losses), net of income tax	25,913	18,381
Defined benefit plans adjustment, net of income tax	(1,968)	(1,984)
Total MetLife, Inc.'s common stockholders' equity, excluding AOCI other than FCTA	47,436	44,074
Less: Goodwill, net of income tax	8,910	9,071
VODA and VOCRA, net of income tax	264	288
Total MetLife, Inc.'s tangible common stockholders' equity	$38,262	$34,715

	June 30,
	2020	2019
Total MetLife, Inc.'s common stockholders' equity, excluding AOCI other than FCTA	$47,436	$44,074
Less: Accumulated year-to-date total notable items (2)	—	(125)
Total MetLife, Inc.'s common stockholders' equity, excluding total notable items (excludes AOCI other than FCTA) (2)	47,436	44,199
Less: Goodwill, net of income tax	8,910	9,071
VODA and VOCRA, net of income tax	264	288
Total MetLife, Inc.'s tangible common stockholders' equity, excluding total notable items (2)	$38,262	$34,840

	June 30,
Book Value (5)	2020	2019
Book value per common share	$78.65	$64.61
Less: Net unrealized investment gains (losses), net of income tax	28.55	19.64
Defined benefit plans adjustment, net of income tax	(2.17)	(2.12)
Book value per common share, excluding AOCI other than FCTA	52.27	47.09
Less: Goodwill, net of income tax	9.82	9.69
VODA and VOCRA, net of income tax	0.29	0.31
Book value per common share - tangible common stockholders' equity	$42.16	$37.09

Common shares outstanding, end of period	907.6	935.9

	For the Three Months Ended
	June 30,
Average Common Stockholders' Equity	2020	2019
Average common stockholders' equity	$68,645	$57,820
Average common stockholders' equity, excluding AOCI other than FCTA	$47,481	$43,693
Average common stockholders' equity, excluding total notable items (excludes AOCI other than FCTA) (2)	$47,481	$43,783
Average tangible common stockholders' equity	$38,342	$34,323
Average tangible common stockholders' equity, excluding total notable items (2)	$38,342	$34,413

See footnotes on last page.

MetLife, Inc.
(Unaudited)

	For the Three Months Ended
	June 30, (6)
	2020	2019
Return on Equity
Return on MetLife, Inc.'s:
Common stockholders' equity	0.4%	11.6%

Adjusted return on MetLife, Inc.'s:
Common stockholders' equity	4.4%	9.1%
Common stockholders' equity, excluding AOCI other than FCTA	6.4%	12.1%
Common stockholders' equity, excluding total notable items (excludes AOCI other than FCTA) (2)	6.4%	12.7%
Tangible common stockholders' equity (7)	8.0%	15.5%
Tangible common stockholders' equity, excluding total notable items (2), (7)	8.0%	16.2%

Adjusted Return on Allocated Equity:
U.S.	18.9%	27.3%
Asia	7.2%	10.1%
Latin America	17.2%	21.5%
EMEA	16.3%	11.0%
MetLife Holdings	0.8%	12.5%

Adjusted Return on Allocated Tangible Equity:
U.S.	21.8%	31.0%
Asia	10.9%	15.3%
Latin America	28.1%	35.5%
EMEA	28.6%	19.8%
MetLife Holdings	1.1%	14.0%

See footnotes on last page.

MetLife, Inc.
Adjusted Earnings Available to Common Shareholders
(Unaudited)
(In millions)

	For the Three Months Ended
	June 30,
	2020	2019

U.S. (3):

Adjusted earnings available to common shareholders	$523	$732
Less: Total notable items (2)	—	—
Adjusted earnings available to common shareholders, excluding total notable items (2)	$523	$732

Adjusted premiums, fees and other revenues	$5,692	$6,731
Less: PRT	(6)	556
Adjusted premiums, fees and other revenues, excluding PRT	$5,698	$6,175

Variable investment income (post-tax)	$(128)	$125

Group Benefits (3):

Adjusted earnings available to common shareholders	$248	$311
Less: Total notable items (2)	—	—
Adjusted earnings available to common shareholders, excluding total notable items (2)	$248	$311

Adjusted premiums, fees and other revenues	$4,346	$4,594
Variable investment income (post-tax)	$3	$20

Retirement & Income Solutions (3):

Adjusted earnings available to common shareholders	$192	$351
Less: Total notable items (2)	—	—
Adjusted earnings available to common shareholders, excluding total notable items (2)	$192	$351

Adjusted premiums, fees and other revenues	$511	$1,220
Less: PRT	(6)	556
Adjusted premiums, fees and other revenues, excluding PRT	$517	$664

Variable investment income (post-tax)	$(122)	$100

Property & Casualty (3):

Adjusted earnings available to common shareholders	$83	$70
Less: Total notable items (2)	—	—
Adjusted earnings available to common shareholders, excluding total notable items (2)	$83	$70

Adjusted premiums, fees and other revenues	$835	$917
Variable investment income (post-tax)	$(9)	$5

See footnotes on last page.

MetLife, Inc.
Adjusted Earnings Available to Common Shareholders (Continued)
(Unaudited)
(In millions)

	For the Three Months Ended
	June 30,
	2020	2019

Asia:

Adjusted earnings available to common shareholders	$256	$359
Less: Total notable items (2)	—	—
Adjusted earnings available to common shareholders, excluding total notable items (2)	$256	$359

Adjusted earnings available to common shareholders on a constant currency basis	$256	$353
Adjusted earnings available to common shareholders, excluding total notable items, on a constant currency basis (2)	$256	$353

Adjusted premiums, fees and other revenues	$2,018	$2,063
Adjusted premiums, fees and other revenues, on a constant currency basis	$2,018	$2,073
Variable investment income (post-tax)	$(77)	$45

Latin America:

Adjusted earnings available to common shareholders	$132	$159
Less: Total notable items (2)	—	—
Adjusted earnings available to common shareholders, excluding total notable items (2)	$132	$159

Adjusted earnings available to common shareholders on a constant currency basis	$132	$128
Adjusted earnings available to common shareholders, excluding total notable items, on a constant currency basis (2)	$132	$128

Adjusted premiums, fees and other revenues	$737	$1,064
Adjusted premiums, fees and other revenues, on a constant currency basis	$737	$882
Variable investment income (post-tax)	$(7)	$(2)

EMEA:

Adjusted earnings available to common shareholders	$116	$77
Less: Total notable items (2)	—	—
Adjusted earnings available to common shareholders, excluding total notable items (2)	$116	$77

Adjusted earnings available to common shareholders on a constant currency basis	$116	$73
Adjusted earnings available to common shareholders, excluding total notable items, on a constant currency basis (2)	$116	$73

Adjusted premiums, fees and other revenues	$660	$669
Adjusted premiums, fees and other revenues, on a constant currency basis	$660	$649
Variable investment income (post-tax)	$—	$—

MetLife Holdings (3):

Adjusted earnings available to common shareholders	$20	$299
Less: Total notable items (2)	—	—
Adjusted earnings available to common shareholders, excluding total notable items (2)	$20	$299

Adjusted premiums, fees and other revenues	$1,208	$1,275
Variable investment income (post-tax)	$(161)	$89

Corporate & Other (3):

Adjusted earnings available to common shareholders	$(289)	$(307)
Less: Total notable items (2)	—	(70)
Adjusted earnings available to common shareholders, excluding total notable items (2)	$(289)	$(237)

Adjusted premiums, fees and other revenues	$86	$98
Variable investment income (post-tax)	$(65)	$7

See footnotes on last page.

MetLife, Inc.
(Unaudited)

Cash & Capital (8), (9)
(In billions)

	June 30,
	2020	2019
Holding Companies Cash & Liquid Assets	$6.6	$4.2

Group Non-Medical Health

	For the Three Months Ended
	June 30,
	2020	2019
Non-Medical Health Interest Adjusted Benefit Ratio (IABR) (10), (11)	58.5%	75.4%

Footnotes

(1)
Adjusted earnings available to common shareholders, excluding total notable items, per diluted common share is calculated on a standalone basis and may not equal the result of (i) adjusted earnings available to common shareholders per diluted common share less (ii) total notable items per diluted common share.

(2)
Notable items reflect the unexpected impact of events that affect MetLife’s results, but that were unknown and that MetLife could not anticipate when it devised its Business Plan. Notable items also include certain items regardless of the extent anticipated in the Business Plan to help investors have a better understanding of MetLife's results and to evaluate and forecast those results. Notable items can affect MetLife’s results either positively or negatively.

(3)	Results on a constant currency basis are not included as constant currency impact is not significant.

(4)	Results include private equity returns of (8.2%) and 3.6% for the three months ended June 30, 2020 and 2019, respectively.

(5)	Book values exclude $4,312 million and $3,340 million of equity related to preferred stock at June 30, 2020 and 2019, respectively.

(6)	Annualized using quarter-to-date results.

(7)
Adjusted earnings available to common shareholders used to calculate the return on tangible common stockholders' equity excludes the impact of amortization of VODA and VOCRA, net of income tax, for the three months ended June 30, 2020 and 2019 of $10 million and $9 million, respectively.

(8)
The total U.S. statutory adjusted capital is expected to be $21.1 billion at June 30, 2020. This balance includes MetLife, Inc.'s principal U.S. insurance subsidiaries, excluding American Life Insurance Company.

(9)
As of March 31, 2020 the solvency margin ratio of MetLife's insurance subsidiary in Japan was 799%, which is calculated quarterly and does not reflect conditions and factors occurring after March 31, 2020.

(10)
Results are derived from insurance contracts and include dental, group and individual disability, accident & health, critical illness, vision and other health. The three months ended June 30, 2020 includes a dental unearned premium reserve of 7.1%, representing approximately $300 million reduction of premium revenue (assuming an equal amount of benefits) primarily related to the significant decrease in the availability of dental services in 2Q, and a dental premium credit of 3.9%, representing approximately $200 million reduction of premium revenue (assuming an equal amount of benefits) related to dental credits for April and May 2020. Excluding these, the non-medical health IABR for the three months ended June 30, 2020 would be 69.5%.

(11)
Reflects actual claims experience and excludes the impact of interest credited on future policyholder benefits. The product within Group Non-Medical Health with interest credited on future policyholder benefits is disability.